Exhibit 10.2

SECOND AMENDMENT TO THE

CHOICEPOINT INC.

1997 OMNIBUS STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT to the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan (the “Plan”) is made this 13th day of March 2006, by ChoicePoint Inc. as authorized by the Management Compensation and Benefits Committee of its Board of Directors.

1.

Subsection (a) of Section 3 of the Plan is hereby amended by deleting the last sentence of said subsection.

2.

Subsection (b) of Section 3 of the Plan is hereby amended by deleting said subsection in its entirety and replacing it with the following:

“(b) [This subsection intentionally omitted.]”

3.

Section 3 of the Plan is hereby amended by adding the following subsection (g) thereto:

(g) Notwithstanding any other provision of this Plan, effective March 13, 2006, no awards other than Reload Option Rights, and those only with respect to non-qualified stock options under the Code shall be granted pursuant to this Plan.

4.

Section 3 of the Plan is amended by adding the following subsection (h) thereto:

(h) The number of Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant, and therefore the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (i) the number of Common Shares tendered or otherwise used in payment of the Option Price of an Option Right shall nonetheless reduce the aggregate plan limit described above; (ii) the number of Common Shares withheld by the Company to satisfy the tax withholding obligation shall reduce the aggregate plan limit described above; and (iii) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan. In the event that the Company repurchases shares with option right proceeds, those shares will not be added to the aggregate plan limit described above.

5.

Section 3 of the Plan is hereby further amended by adding the following subsection (i) thereto, provided that said subsection (i) shall only be effective in the event that the majority of the Company’s shares vote to approve the ChoicePoint Inc. 2006 Omnibus Incentive Plan at the annual meeting to be held April 25, 2006:

(i) Notwithstanding any provision of this Plan to the contrary, effective April 25, 2006, the aggregate number of Common Shares available for all grants and awards pursuant to this Plan shall not exceed 500,000 shares, subject to adjustments as provided in Section 12 of this Plan, and subject to the terms of subsection (h) above.

6.

Section 4 of the Plan is hereby amended by deleting the numeral “10” from subsection (m) thereof and replacing it with “6.”

7.

Section 4 of the Plan is hereby amended by adding the following subsection (p) thereto:

(p) No outstanding Option Right may be amended to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Section 4(g) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

8.

Except as may be required by the foregoing provisions, the remainder of the Plan is hereby ratified and approved.

IN WITNESS WHEREOF, the Company has executed this Second Amendment the day and year first above mentioned.

CHOICEPOINT INC.

By:	/s/ David W. Davis
Title:	Secretary